As filed with the Securities and Exchange Commission on April 8, 1998
                                                     Registration No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           METHODE ELECTRONICS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                     Delaware                                  36-2090085
         (State or Other Jurisdiction of                    (I.R.S. Employer
          Incorporation or Organization)                 Identification Number)

                7444 West Wilson Avenue, Chicago, Illinois 60656
   (Address, including Zip Code, of Registrant's Principal Executive Offices)


                   METHODE ELECTRONICS, INC. 1997 STOCK PLAN
                   -----------------------------------------
                            (Full Title of the Plan)

                                 Kevin J. Hayes
                            Chief Financial Officer
                           Methode Electronics, Inc.
                            7444 West Wilson Avenue
                            Chicago, Illinois 60656
                                 (708) 867-9600
           (Name, Address, and Telephone Number of Agent For Service)

                         ----------------------------

                                   Copies to:
                              James W. Ashley, Jr.
                                 Janet O. Love
                             Lord, Bissell & Brook
                            115 South LaSalle Street
                            Chicago, Illinois  60603
                                 (312) 443-0700

                         ----------------------------

                        CALCULATION OF REGISTRATION FEE

                        Amount            Proposed maximum     Proposed maximum
Title of securities     to be             offering price       aggregate           Amount of
to be registered        registered(1)(2)  per share            offering price      registration fee
-----------------------------------------------------------------------------------------------------
Class A Common Stock    2,000,000         15.75(3)             31,454,757(3)        9,279.15
-----------------------------------------------------------------------------------------------------

(1) Represents the maximum number of shares of Class A Common Stock of the Company that may be issued hereunder.
(2) Together with an indeterminant number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Class A Common Stock of the Company.
(3) Estimated pursuant to Rule 457(c) and (h) solely for the purpose of calculating the registration fee and based on an exercise price of $15.53 with respect to 205,645 shares and on the average of the high and low prices of the Class A Common Stock as reported by the Nasdaq National Market on April 3, 1998 with respect to the remaining 1,794,355 shares.
--------------------------------------------------------------------------------

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------


Item 3.   Incorporation of Documents by Reference.

          The Registrant hereby incorporates by reference into this Registration Statement the documents listed below which have been filed with the Securities and Exchange Commission:

          1. The Registrant's Annual Report on Form 10-K for the fiscal year ended April 30, 1997.

          2. The Registrant's Quarterly Report on Form 10-Q for the quarters ended July 31, 1997, October 31, 1997 and January 31, 1998.

          3. The description of the shares of the Registrant's Class A Common Stock, $.50 par value per share, contained in the Registrant's Registration Statement on Form 8-A dated October 5, 1982, registering such shares pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or report updating such description.

          In addition, each document or report subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document or report incorporated into this Registration Statement by reference shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any subsequently furnished appendix to this Registration Statement.

Item 4.   Description of Securities.

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not Applicable.

Item 6.   Indemnification of Directors and Officers.

          The Company's Restated Certificate of Incorporation provides that the Company shall indemnify to the fullest extent permitted by the Delaware General Corporation Law any person ("Indemnified Party") who is made a party to or involved in any litigation by reason of the fact that he is or was a director or officer of the Company. Indemnified Parties are indemnified against all expense, liability or loss (including attorneys' fees), reasonably incurred by them in connection with any such litigation. The Company's Restated Certificate of Incorporation requires the Company to pay the Indemnified Party in advance for the expenses incurred in defending any proceeding for which the right to indemnification is applicable. In accordance with the Delaware General Corporation Law, the Indemnified Party may be required to provide an undertaking to repay all amounts advanced if it is ultimately determined that the Indemnified Party is not entitled to such indemnification.

          The Restated Certificate of Incorporation further provides that the Registrant's directors shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omission not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit. The Restated Certificate of Incorporation provides that any repeal or modification of such provision may be prospective only and may not adversely affect any right or protection of a director of the Registrant existing at the time of such repeal or modification.

          Section 145 of the Delaware General Corporation Law grants companies broad powers to indemnify its directors and officers against liabilities that they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          See the Index to Exhibits immediately following the signature page.

Item 9.   Undertakings.

          The undersigned Registrant hereby undertakes:

          A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employment benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 31, 1998.

                                       METHODE ELECTRONICS, INC.


                                       By: /s/ William J. McGinley
                                           -------------------------------------
                                       Name: William J. McGinley
                                       Its:  President and Chairman


                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William J. McGinley and Kevin J. Hayes or either of them each with power to act without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all subsequent pre- and post-effective amendments and supplements to this Registration Statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME AND CAPACITY                                     DATE
-----------------                                     ----


/s/ William J. McGinley                               March 31, 1998
---------------------------------------------
William J. McGinley, President, Chairman
and Director (Principal Executive Officer)



/s/ Kevin J. Hayes                                    March 31, 1998
---------------------------------------------
Kevin J. Hayes, Chief Financial Officer,
Executive Vice President, Assistant Secretary
and Director (Principal Financial and
Accounting Officer)


/s/ Michael G. Andre                                  March 31, 1998
---------------------------------------------
Michael G. Andre, Senior Executive Vice
President and Director


/s/ John R. Cannon                                    March 31, 1998
---------------------------------------------
John R. Cannon, Senior Executive Vice
President and Director


                                                      March __, 1998
---------------------------------------------
William C. Croft, Director


/s/ James W. McGinley                                 March 31, 1998
---------------------------------------------
James W. McGinley, President of Optical
Interconnect Products and Director


                                                      March __, 1998
---------------------------------------------
Raymond J. Roberts, Director


                                                      March __, 1998
---------------------------------------------
George C. Wright, Director


/s/ James W. Ashley, Jr.                              March 31, 1998
---------------------------------------------
James W. Ashley, Jr., Secretary and Director

                               INDEX TO EXHIBITS


Exhibit
No.            Description
-------        -----------

3.1 Restated Certificate of Incorporation of the Registrant, as amended and currently in effect (filed herewith)

3.2            Bylaws of the Registrant, as amended and currently in effect
               (filed herewith)

4.1            Article Fourth of the Company's Restated Certificate of
               Incorporation (included in Exhibit 3.1 above)

4.2            Specimen Certificate of Class A Common Stock(1)

4.3            Methode Electronics, Inc. 1997 Stock Plan (filed herewith)

5              Opinion of Lord, Bissell & Brook (filed herewith)

23.1           Consent of Ernst & Young LLP (filed herewith)

23.2           Consent of Lord, Bissell & Brook (included in Exhibit 5 above)

24 Power of Attorney of certain officers and directors of the Company (included on the signature page)

---------------

(1) Exhibit is incorporated by reference to the Company's Registration Statement on Form S-3, Registration No. 33-61940.